Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123487) of Prestige Brands Holdings, Inc. of our report dated January 18, 2011 relating to the financial statements of Blacksmith Brands Holdings, Inc., which appears in the Current Report on Form 8K/A of Prestige Brands Holdings, Inc. dated November 1, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
January 18, 2011